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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                         BRIDGESTREET INTERNATIONAL INC.



         BridgeStreet International Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL") filed its original Certificate of Incorporation with the Delaware Secretary of State on August 19, 1996. The Certificate of Incorporation subsequently was amended by a Certificate of Amendment filed with the Delaware Secretary of State on November 26, 1996. This Amended and Restated Certificate of Incorporation was duly adopted by a majority of the stockholders of the Company on March 27, 1997 in accordance with the provisions of Sections 242 and 245 of the GCL.

         NOW THEREFORE, the certificate of incorporation of the Company, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation read as follows:

         FIRST:  The name of the Company is BridgeStreet Accommodations, Inc.

         SECOND: The address of the registered office of the Company in the State of Delaware is Company Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Company is to engage in any lawful act or activity for which a Company may be organized under the General Company Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

         FOURTH: The aggregate number of shares of stock which the Company shall have authority to issue is forty million (40,000,000) shares, consisting of thirty-five million (35,000,000) shares of common stock, $.01 par value per share (the "Common Stock"), and five million (5,000,000) shares of preferred stock, $.01 par value per share (the "Preferred Stock"). Except as otherwise provided by law, the shares of stock of the Company, regardless of class, may be issued by the Company from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. A description of the different classes and series of the Corporation's capital stock and a statement
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of the designations and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

         (a)      Common Stock

                  (i) Voting Rights. Except as otherwise provided by the GCL or in this Article FOURTH (or in any certificate of designation establishing a series of Preferred Stock), the holders of Common Stock shall exclusively possess all voting power. Each holder of record of issued and outstanding Common Stock shall be entitled to one (1) vote on all matters for each share so held.

                  (ii) Dividends. Subject to the rights and preferences, if any, of the holders of Preferred Stock, each issued and outstanding share of Common Stock shall entitle the record holder thereof to receive an equal portion of cash dividends and distributions out of funds legally available therefor, when, as and if declared by the Board of Directors, in such amounts and at such times as the Board of Directors shall determine.

                  (iii) Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, after there shall have been paid to or set aside for the holders of any class of capital stock having preference over the Common Stock in such circumstances the full preferential amounts to which they are respectively entitled, the holders of the Common Stock, and of any class or series of capital stock entitled to participate in whole or in part therewith as to the distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Company, to receive the remaining assets of the Company available for distribution, in cash or in kind, in proportion to their holdings.

         (b)      Preferred Stock

         The Board of Directors of the Company is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of Preferred Stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of one or more of the following:

                  (i) the distinctive designations of each such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors;

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                  (ii) the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or non-cumulative, the conditions upon which and the dates when such dividends shall be payable, the date from which dividends on cumulative series shall accrue and be cumulative on all shares of such series issued prior to the payment date for the first dividend of such series, the relative rights of priority, if any, of payment of dividends on shares of that class or series, and the participating or other special rights, if any, with respect to such dividends;

                  (iii) whether such series will have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of the exercise of such voting rights;

                  (iv) whether the shares of such series shall be redeemable or callable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed or called, which price may vary under different conditions and at different redemption or call dates;

                  (v) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of such series;

                  (vi) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                  (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (viii) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of stock;

                  (ix) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by

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         the Company, or any subsidiary thereof, of, the Common Stock or any other class (or other series of the same class) ranking junior to the shares of such series as to dividends or upon liquidation, dissolution or winding up; and

                  (x) the conditions and restrictions, if any, on the creation of indebtedness of the Company, or any subsidiary thereof, or on the issue of any additional stock ranking on parity with or prior to the shares of such series as to dividends or upon liquidation, dissolution or winding up.

All shares within each series of Preferred Stock shall be alike in every particular, except with respect to the dates from which dividends, if any, shall commence to accrue.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its directors and stockholders:

                  (i) The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. No director need be a stockholder.

                  (ii) The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the By-Laws of the Company, subject to the right of the stockholders to make, alter, amend, change, add to or repeal the By-Laws, provided that any such action by the stockholders shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the then combined voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

                  (iii) Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock with respect to the election of additional directors under specified circumstances, the number of directors of the Company shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Company. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (iv) Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock with respect to the election of directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from

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         death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                     (v) No director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. Any repeal or modification of this Article FIFTH by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                    (vi) The Company shall indemnify any officer or director who, as a result of his or her acting as an officer or director of the Company, was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and upon request shall pay any expense incurred by any officer or director in connection with any such action, suit or proceeding in advance of the final disposition of such matter, all to the fullest extent permitted by Delaware law.

                   (vii) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation and any By-Law adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                  (viii) Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Company may be kept (subject to any provisions contained in the GCL) outside the State of Delaware at such places as may be designated from time to time by the Board of Directors or in the By-Laws of the Company.


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                    (ix) If at any time the Company shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

         SIXTH: Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class or creditors, and/or stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, then said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

         SEVENTH: The Company reserves the right to amend, alter, change or repeal any of the provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the then combined voting power of all outstanding shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or repeal, paragraphs
(i), (ii), (iii), (iv), (v), (vii) or (ix) of Article FIFTH or this Article SEVENTH or any provision hereof or thereof.




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         The undersigned Vice President and Chief Operating Officer of the
Company, Rocco A. Di Lillo, whose mailing address is BridgeStreet
Accommodations, Inc., 1896 Georgetown Road, Hudson, Ohio 44236, hereby executes this Amended And Restated Certificate of Incorporation on this 9th day of April, 1997.


                                           BRIDGESTREET INTERNATIONAL INC.


                                           By:     /s/ Rocco A. Di Lillo
                                              ----------------------------------
                                                 Rocco A. Di Lillo
                                                 Vice President and Chief
                                                 Operating Officer



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